UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 1, 2013
___________

MIDDLEBURG FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	0-24159 (Commission File Number)	54-1696103 (I.R.S. Employer Identification No.)

111 West Washington Street Middleburg, Virginia (Address of principal executive offices)	20117 (Zip Code)

Registrant’s telephone number, including area code: (703) 777-6327

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.             Submission of Matters to a Vote of Security Holders.

    The Company held its Annual Meeting of Shareholders on May 1, 2013 (the “Annual Meeting”).  At the Annual Meeting, the shareholders of the Company elected eleven directors to serve for one-year terms, approved the amendment to the Company’s 2006 Equity Compensation Plan,  and ratified the appointment of Yount, Hyde & Barbour, P.C. as the Company’s independent registered public accounting firm for the year ending December 31, 2013.  The voting results for each proposal are as follows:

1.	To elect 11 directors to serve for terms of one year each expiring at the 2014 Annual Meeting of Shareholders:

	For	Withhold	Broker Non-Vote
Howard M. Armfield	5,035,332	46,972	1,103,712
Henry F. Atherton, III	5,016,229	66,075	1,103,712
Joseph L. Boling	4,434,915	647,389	1,103,712
Childs F. Burden	5,038,632	43,672	1,103,712
Alexander G. Green, III	5,040,432	41,872	1,103,712
Gary D. LeClair	5,028,653	53,651	1,103,712
John C. Lee, IV	5,044,932	37,372	1,103,712
Keith W. Meurlin	5,020,049	62,255	1,103,712
Janet A. Neuharth	5,021,056	61,248	1,103,712
John M. Rust	5,053,830	28,474	1,103,712
Gary R. Shook	5,047,159	35,145	1,103,712

2.	To amend the 2006 Equity Compensation Plan:

For	Against	Abstain	Broker Non-Vote
4,761,485	139,636	181,183	1,103,712

3.	To ratify the appointment of Yount, Hyde & Barbour, P.C. as the Company’s independent registered public accounting firm for the year ending December 31, 2013:

For	Against	Abstain
5,947,832	234,798	3,386

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDDLEBURG FINANCIAL CORPORATION
(Registrant)

Date: May 3, 2013	By:	/s/ Gary R. Shook
Gary R. Shook
President and Chief Executive Officer